UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

LIGAND PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard, Suite 110, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 550-7500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Events.
On October 1, 2018, we entered into an OmniAb platform license agreement with the Fred Hutchinson Cancer Research Center (Fred Hutch). Under the license, Fred Hutch will be able to use OmniAb® platform rodents, including OmniRat®, OmniMouse® and OmniFlic®, in mutually approved campaigns to discover fully human mono- and bispecific antibodies. We are eligible to receive defined shares of revenue received by Fred Hutch from companies which commercialize products incorporating any such OmniAb-derived antibody.

OmniAb® is a three-species transgenic-animal platform consisting of four different technologies used for producing mono- and bispecific human therapeutic antibodies. OmniRat® transgenic rats embody the industry’s first human monoclonal antibody technology in rats. OmniRat animals have a complete immune system with a diverse antibody repertoire and generate antibodies with human idiotypes as effectively as wild-type animals make rat antibodies. OmniMouse® is a transgenic mouse that complements OmniRat and expands epitope coverage. OmniFlic® is an engineered rat with a fixed light chain for development of bispecific, fully human antibodies. OmniChicken™ chickens have been genetically modified to have the immunoglobulin genes replaced with corresponding human genes, and embody the industry’s first human monoclonal antibody technology in chickens. The four technologies use patented technology, have broad freedom to operate and deliver fully human antibodies with high affinity, specificity, expression, solubility and stability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date:    October 8, 2018
By: /s/ Charles S. Berkman
Name: Charles S. Berkman
Title: Senior Vice President, General Counsel and Secretary